Exhibit 10.2

STRIVE ENTERPRISES, INC.

RESTRICTED STOCK

AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”) is granted by Strive Enterprises Inc. an Ohio corporation (the “Company”), to [FIRST LAST] (“you” or “Executive”), on [XXX] (the “Effective Date”) pursuant to a certain Employment Agreement by and between you and the Company of even date herewith (the “Employment Agreement”) and pursuant to the Strive Enterprises 2022 Equity Incentive Plan. Certain capitalized terms used herein shall have the meaning provided in Exhibit A hereto.

1. Award of Restricted Stock.

(a) Subject to the restrictions and conditions set forth in this Agreement, the Company hereby awards you (the “Award”), [XXX] shares of the Company’s Class B Non-Voting Common Stock (the “Restricted Stock”). The Award and the Restricted Stock shall be subject to the terms, restrictions and conditions set forth herein, including the Exhibits hereto (and all references to this Agreement shall include the Exhibits hereto).

(b) The Restricted Stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered prior to the date the restrictions imposed on the Restricted Stock by this Agreement, the Articles of Incorporation or By-Laws of this Company have lapsed and the Restricted Stock has become vested as provided in this Agreement and then only in compliance with United States’ securities laws.

(c) Subject to the restrictions set forth herein, and upon Executive’s execution of this Agreement and the Employment Agreement, the Executive shall have, with respect to the Restricted Stock received pursuant to the Award, all of the rights of a holder of Class B Non-Voting Common Stock of the Company set forth in the Articles of Incorporation and By-Laws of this Company (collectively the “Governing Documents”); provided, however, stock dividends or other securities issued with respect to or in exchange for the Restricted Stock also shall be treated as additional Restricted Stock and shall be subject to the same restrictions and other terms and conditions that apply to the Restricted Stock with respect to which such dividends are issued. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A of the Code.

(d) Unless otherwise approved by the Board, the Restricted Stock may not be transferred. The Company may require that certificates evidencing the Restricted Stock bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, including under relevant securities laws (and Executive hereby acknowledges that the Restricted Stock has not been registered under such federal or state securities laws), and the Company may hold the certificates pending lapse of the applicable restrictions.

2. Issuance and Delivery of Restricted Stock. The Company shall cause the Restricted Stock to be registered in the name of the Executive and shall instruct its transfer agent to stop the registration of any transfer of the Restricted Stock until the restrictions thereon have lapsed and the Executive has become vested in the Restricted Stock in accordance with this Agreement. In the event a stock certificate is issued in the Executive’s name in respect of the Restricted Stock, such certificate shall be accompanied by a stock power duly executed by the Executive for the return of such shares to the Company in the event of a forfeiture, shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award and shall be held in custody by the Company until the restrictions thereon have lapsed and the Restricted Stock has become vested in the Executive.

The Restricted Stock shall be delivered to the Executive after the lapse of the restrictions and the vesting of the Restricted Stock in accordance with Section 3 below, but delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply, if deemed advisable by the Company, with the requirements of any law or regulation applicable to the issuance or transfer of the Restricted Stock. Following the lapse of the forfeiture restrictions related to the Restricted Stock, the Executive shall, upon the Company’s request, execute a letter agreement providing that the Executive covenants, represents and warrants that: (i) that the Executive will not distribute or resell in violation of the Securities Act of 1933, as amended, any of the Restricted Stock with respect to which the forfeiture restrictions have lapsed, (ii) that Executive indemnifies and holds the Company harmless against all liability for any such violation and (iii) that the Executive accepts all liability for any such violation. The Executive further agrees to be bound by all the applicable terms and conditions of the Governing Documents of the Company and its shareholders, if applicable.

3. Lapse of Restrictions and Vesting of Restricted Stock. Subject to the Executive’s continuous employment with the Company and subject to other terms of this Agreement, the Restricted Stock shall become vested and the restrictions shall lapse in accordance with the following schedule:

Vesting Date	% to Vest	Cumulative Vested %
3/1/[XX]	25.00%	25.00%
6/1/[XX]	6.25%	31.25%
9/1/[XX]	6.25%	37.50%
12/1/[XX]	6.25%	43.75%
3/1/[XX]	6.25%	50.00%
6/1/[XX]	6.25%	56.25%
9/1/[XX]	6.25%	62.50%
12/1/[XX]	6.25%	68.75%
3/1/[XX]	6.25%	75.00%
6/1/[XX]	6.25%	81.25%
9/1/[XX]	6.25%	87.50%
12/1/[XX]	6.25%	93.75%
3/1/[XX]	6.25%	100.00%

Notwithstanding the foregoing vesting schedule, in the event the Executive is employed on the date of the closing of a Sale Transaction and Executive’s employment with the Company or its successor in the Sale Transaction is not continued after such Sales Transaction is finally completed, 100% of the Restricted Stock shall vest and the restrictions shall lapse. For purposes of this Agreement, “Sale Transaction” shall mean any of (i) a merger, consolidation, sale of stock/equity, or similar transaction (excluding, for the avoidance of doubt, a bona fide equity financing) in which the Company is a constituent party except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Sale Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Company), the Sale Transaction shall be deemed to have occurred upon consummation of the tender offer.

4. Company’s Rights With Respect to Awarded Stock.

(a) Company’s Right to Drag-Along Awarded Stock. In the event the holders of a majority of the voting stock of the Company shall have entered into any agreement regarding the sale of all of the issued and outstanding stock of the Company, such holders shall have the right to require the Executive to transfer the Restricted Stock at the same price and on the same terms and conditions as the other stockholders propose to transfer their shares of stock provided that you shall not be obligated in connection with such transfer to agree to indemnify or hold harmless the transferees or otherwise incur any obligation or liability with respect to an aggregate amount in excess of the consideration received by you in connection with such transfer, or enter into any agreement or obligation in a capacity other than as a stockholder. Notwithstanding anything in this Section to the contrary, in the event that you are subject to the terms of any other agreement expressly providing the Company with a right to require the sale of all or any portion of Company’s capital stock held by you, the terms of such other agreement shall apply to such Restricted Stock and shall supersede the provisions of this Section 3.

(b) Forfeiture of Unvested Restricted Stock. Except for a termination of Executive’s employment with the Company in connection with a Sale Transaction as described in the second full paragraph of Section 3, upon the termination of the Executive’s employment with the Company for any reason, the Executive shall forfeit all of the Executive’s right, title, and interest in and to all Restricted Stock as to which the restrictions have not lapsed and which have not become vested in accordance with the foregoing provisions of this Section 3, and such Restricted Stock shall automatically revert to the Company.

(c) Company’s Right to Repurchase Vested Restricted Stock.

(i) In the event of a termination of the Executive’s employment for Cause, the Company has the right in its sole discretion to repurchase any vested Restricted Stock held by the Executive on the date of termination at a price per share equal to the lesser of the then Fair Market Value of the Restricted Stock or the price paid by the Executive to acquire such shares, if any.

(ii) In the event the Executive’s employment with the Company is otherwise terminated, including on account of Disability or death, the Company has the right in its sole discretion to repurchase any shares held at the time of termination at a price per share equal to the then Fair Market Value of the Restricted Stock. The Company will pay for the Restricted Stock to be purchased by it by first offsetting amounts outstanding under any bona fide debts owed by you to the Company or any of its subsidiaries, now existing or hereinafter arising, and will pay the remainder of the purchase price by, at its option, delivery of (i) either a check payable to you or by wire transfer of immediately available funds to an account designated in writing by you, (ii) a promissory note issued by the Company payable on the third anniversary of the closing of such purchase and bearing interest at a rate per annum equal to the greater of the then mid-term applicable federal rate or 3% (the “Rate”) (or such other terms as may be acceptable to you and the Company and, if required by third party creditors in agreements or indentures with the Company or its subsidiaries, subordinated to such creditors) or (iii) a combination of both (i) and (ii), in the aggregate amount of the purchase price for such Restricted Stock. Notwithstanding anything to the contrary contained herein, all repurchases of Restricted Stock by the Company will be subject to applicable restrictions under all applicable laws and in the Company’s and its subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Restricted Stock hereunder which the Company is otherwise entitled to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions, and during such period of time, the purchase price payable to the holder shall accrue interest at a rate per annum equal to the Rate. The Company will receive customary representations and warranties from you (or the appropriate seller) regarding the sale of the Restricted Stock, including, but not limited to, representations that such seller has good and marketable title to the Restricted Stock to be transferred free and clear of all liens, claims and other encumbrances.

5. Payment of Taxes.

(a) Upon issuance of the Restricted Stock, the Executive will make an election under Section 83(b) of the Internal Revenue Code to be taxed upon the Fair Market Value of the Award without regard to the restrictions imposed on the Restricted Stock by this Agreement. To effect such election, the Executive shall file an appropriate election with Internal Revenue Service in substantially the form attached hereto as Exhibit B within thirty (30) days after the issuance of the Restricted Stock and otherwise in accordance with applicable Treasury Regulations, including furnishing a copy of such election to the Company.

(b) The Executive shall be required to satisfy any tax withholding obligations by a payment in cash to the Company, or make other arrangements satisfactory to the Company regarding payment of, any federal, state and local taxes of any kind (including the Executive’s FICA tax obligation) required by law to be withheld with respect to the lapse of the restrictions on the Restricted Stock.

6. No Constraint on Corporation Actions. The existence of this Award shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Restricted Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7. Amendments. No change, amendment, modification or termination of this Award shall be effective unless in writing and executed by the Company and the Executive.

8. Benefits and Binding Effect. This Award shall be binding upon and inure to the benefit of the Company and the Executive and their respective successors and assigns.

9. Multiple Originals. This Award is executed in multiple originals, one of which is being retained by each of the parties hereto and each of which shall be deemed an original hereof.

10. Severability. Should any provision of this Award or any part thereof be held invalid or unenforceable, the same shall not affect or impair any other provision of this Award or any part thereof and the invalidity or unenforceability of any provision of this Award shall not have any effect on or impair the obligation of the Company or the Executive.

(signature pages follow)

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

STRIVE ENTERPRISES, INC.

By:
Name:
Title:

Name:

EXHIBIT A

Definition of Terms

The following will have the meanings and be subject to the provisions set forth below:

“Board”: The Board of Directors of the Company.

“Cause”: has the meaning set forth in the Employment Agreement.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Class B Non-Voting Common Stock”: Class B non-voting common stock, no par value per share, of the Company.

“Company”: Strive Enterprises, Inc., an Ohio corporation.

“Disability”: means the Executive is absent from work for ninety (90) calendar days in any twelve- month period by reason of illness or incapacity (whether physical or otherwise); or the Company reasonably determines that the Executive, even with reasonable accommodation being made for his condition, is unable to perform his duties, services and responsibilities hereunder by reason of illness or incapacity (whether physical or otherwise) for a total of ninety (90) calendar days in any twelve-month period.

“Fair Market Value”: shall mean, as of any date, as to any share of Stock or any other security, the Board’s good faith determination of the fair value of such share of Stock or other security as of the applicable reference date.

EXHIBIT B

Form of Section 83(b) Election

ELECTION TO INCLUDE RESTRICTED STOCK IN

GROSS INCOME PURSUANT TO CODE SEC. 83(b)

The undersigned acquired Class B Non-Voting Common Stock (the “Stock”) in Strive Enterprises, Inc., an Ohio corporation (the “Company”), on [DATE]. Under certain circumstances, the Company may have the right to cancel and/or repurchase all or certain portions of the Stock held by the undersigned upon certain other events.

Therefore, pursuant to Section 83(b) of the Internal Revenue Code (the “Code”) and Treasury Regulations promulgated thereunder, the undersigned hereby makes an election, with respect to the Stock (described below), to report as taxable income for calendar year 20[XX] the excess (if any) of the Interest’s fair market value on [DATE] over the purchase price thereof.

The following information is supplied in accordance with Reg. §1.83-2(e):

(1) Name, address and social security number of the undersigned:

Name: [FIRST LAST]

Address:

Social Security Number:

(2) A description of the property with respect to which the election is being made: [XXX] shares of Class B Non-Voting Common Stock in the Company (the “Stock”).

(3) The date on which the property was transferred: [DATE]. The taxable year for which such election is made: [YEAR].

(4) The restrictions and vesting to which the property is subject: The undersigned is a party to the Company’s operating agreement. Pursuant to the operating agreement and the corresponding grant certificate for the Interest, the Interest is subject to restrictions on transfer. The property is subject to service-based time vesting.

(5) The fair market value on [DATE], of the property with respect to which the election is being made, determined without regard to any restrictions other than a restriction which by its terms will never lapse: $[XX].

(6) The amount paid for such property: $[XX]

(7) A copy of this election has been furnished to the Secretary of the Company pursuant to Reg. §1.83-2(e)(7).

Dated: [DATE]

[FIRST LAST]